Exhibit 10.4

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made between Endeavor Acquisition Corp. (“Company”), a Delaware corporation, AAI Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”), and Dov Charney (the “Executive”) and is being entered into concurrently with the closing of the merger and related business combination transactions (collectively, the “Acquisition”) prescribed by the Agreement and Plan of Reorganization (“Reorganization Agreement”) entered into as of December 18, 2006, by and among the Company, Merger Sub, American Apparel, Inc., a California corporation (“AAI”), the various Canadian companies defined in the Reorganization Agreement as CI, American Apparel, LLC, a California limited liability company (“AALLC” and, collectively with AAI and CI, the “Target Companies”), and all of the stockholders or members of the Target Companies, which include the Executive. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

RECITALS

WHEREAS, the Company desires to be assured of the association and services of Executive; and

WHEREAS, Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1. Employment. The Company hereby employs Executive, and Executive hereby accepts such employment, effective as of the Effective Date, upon the mutual terms, covenants and conditions set forth herein.

2. Term.

2.1 Initial Term. The initial term of this Agreement shall be for a period of three (3) years commencing on the Effective Date hereof, unless terminated earlier pursuant to Section 7 hereof; provided, however, that Executive’s obligations in Section 6 hereof shall continue in effect after such termination.

2.2 Additional Terms. This Agreement shall be renewed for successive periods of one (1) year unless either party shall give notice of non-renewal, within sixty (60) days of the expiration of the initial three-year term or any such one-year renewal term.

3. Duties. Executive shall serve as Chief Executive Officer and President of each of the Company, Merger Sub and the CI companies with such duties and responsibilities as may from time to time be assigned to Executive by the Board of Directors of the Company, Merger Sub or the CI companies (in any case, the “Board”), commensurate with Executive’s title and position described in this sentence. The duties and services to be performed by Executive under this Agreement are collectively referred to herein as the “Services”. Executive shall report directly to the Board. Executive agrees that he shall at all times conscientiously perform all of the duties and obligations assigned to him under the terms of this Agreement to the best of his ability and experience and in compliance with law. Executive shall perform his duties out of the Company’s Los Angeles, California office (as same may be relocated in the same metropolitan area from time to time) or at such other location as shall be agreed to by the Company and Executive; provided, that, Executive’s duties will include reasonable travel in the United States and abroad, including but not limited to travel to the Company’s domestic and foreign showrooms and offices of Company and its subsidiaries and affiliates as is reasonably necessary and appropriate to the performance of Executive’s duties hereunder. Executive will comply with and be bound by Company’s operating policies, procedures, and practices from time to time in effect during Executive’s employment.

4. Exclusive Service. Executive agrees to use his best efforts to promote the interests of the Company and to devote his full business time and energies to the business and affairs of the Company and the performance of his duties hereunder. Executive may, however, engage in civic and not-for-profit activities for which no compensation (other than reimbursement of his actual expenses incurred in performance of such activities) is paid to him, so long as such activities do not materially interfere with the performance of his duties to the Company or directly conflict with the Company’s business interests.

5. Compensation and Benefits.

5.1 Salary. During the term of this Agreement, Company shall pay Executive an initial salary of $1 per annum.

5.2 Benefits. Executive will be eligible to participate (at Company’s cost) in Company’s employee benefit plans of general application as they may exist from time to time, including without limitation those plans covering pension and profit sharing, executive bonuses, stock purchases, stock options, and those plans covering life, health, and dental insurance in accordance with the rules established for individual participation in any such plan and applicable law. Executive will receive such other benefits, including vacation, holidays and sick leave, as Company generally provides to its employees holding similar positions as that of Executive. The Company reserves the right to change or otherwise modify, in its sole discretion, the benefits offered herein to conform to the Company’s general policies as may be changed from time to time during the term of this Agreement. Executive shall also be entitled to continue to use the Target Companies’ residential apartments and vehicles maintained by the Target Companies for use by its executives and other employees.

5.3 Bonus Suspension. Executive shall not be eligible to earn a bonus during the first three years following execution of this Agreement.

5.4 Expenses. Company will reimburse Executive for all reasonable and necessary expenses incurred by Executive in connection with Company’s business, provided that such expenses are deductible to Company, are in accordance with Company’s applicable policy and are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service.

6. Confidentiality and Proprietary Rights.

6.1 Confidentiality. Executive acknowledges that as a result of his employment with the Company and his prior employment with the Target Companies, Executive has obtained and will obtain secret and confidential information concerning the business of the Company, the Target Companies and their subsidiaries and affiliates (all of such entities referred to collectively in this Section, as the “Company”). Other than in the performance of his duties hereunder, Executive agrees not to disclose, either during the Term of his employment with the Company or at any time thereafter, to any person, firm or corporation any confidential information concerning the Company which is not in the public domain including trade secrets, budgets, strategies, operating plans, marketing plans, patents, copyrights, supplier lists, company agreements, employee lists, or the customer lists or similar information of the Company.

6.2 Proprietary Rights. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company and/or its subsidiaries, which Executive shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties, remain the sole property of the Companies. Upon termination of his employment with the Company, Executive agrees to immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company. Further, the Executive agrees to disclose and assign to the Company as its exclusive property, all ideas, writings, inventions, discoveries, improvements and technical or business innovations made or conceived by the Executive, whether or not patentable or copyrightable, either solely or jointly with others during the course of his employment with the Company, which are along the lines of the business, work or investigations of the Company or its subsidiaries.

7. Termination.

7.1 Bases for Termination.

(a) Executive’s employment hereunder may be terminated at any time by mutual agreement of the parties.

(b) This Agreement and Executive’s employment with the Company shall automatically terminate on the date on which Executive dies or becomes permanently incapacitated. “Permanent incapacity” as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company based upon a certification of such incapacity by, in the sole discretion of the Company, either Executive’s regularly attending physician or a duly licensed physician selected by the

Company, rendering Executive unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Executive shall be deemed to have “become permanently incapacitated” on the date 30 days after the Company has determined that Executive is permanently incapacitated and so notifies Executive.

(c) Executive’s employment may be terminated by the Company “with cause”, effective upon delivery of written notice to Executive given at any time (without any necessity for prior notice) in the event of any of the following actions by Executive: (i) conviction of any felony, (ii) material breach by Executive of his obligations under the Merger Agreement, (iii) fraud against the Company or any of its subsidiaries or theft of or maliciously intentional damage to the property of the Company or any of their subsidiaries, (iv) willful or reckless breach of Executive’s fiduciary duties to the Company or willful misconduct as an employee of the Company that results in material economic detriment to the Company, (v) neglect or unreasonable refusal to perform the material duties and responsibilities assigned to Executive by the Board or under this Agreement, or (vi) breach by Executive of any provision of this Agreement; provided, however, that with respect to clauses (v) and (vi) above, in order for Executive to be terminated “with cause”, the Company must give Executive written notice detailing the alleged breach and such breach shall note have been cured within 30 days of receipt of such notice.

(d) Executive’s employment may be terminated by the Company “without cause”, effective upon delivery of written notice to Executive given at any time (without any necessity for prior notice) provided that the Company complies with all provisions of this Agreement related to severance, vesting of options and continuation of benefits as set forth herein.

(e) Executive may terminate his employment hereunder by giving the Company no less than 30 days prior written notice of such termination.

7.2 Payment Upon Termination. Upon termination of Executive’s employment pursuant to Section 7.1, the Company shall pay to Executive, within ten days after the effective date of such termination any unreimbursed expenses then owed by the Company to Executive and Executive shall not be entitled to any other consideration or compensation.

8. Miscellaneous.

8.1 Transfer and Assignment. This Agreement is personal as to Executive and shall not be assigned or transferred by Executive. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

8.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

8.3 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.

8.4 Injunctive Relief. If Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 6, the Company shall have the right and remedy to seek to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Executive that the services being rendered hereunder to the Company (and which were rendered to Target Companies prior to the date hereof) are of a special, unique and extraordinary character and that any such breach or threatened breach may cause irreparable injury to the Company and that money damages may not provide an adequate remedy to the Company. The rights and remedies enumerated in this Section 8.4 shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity. In connection with any legal action or proceeding arising out of or relating to this Agreement, the prevailing party in such action or proceeding shall be entitled to be reimbursed by the other party for the reasonable attorneys’ fees and costs incurred by the prevailing party.

8.5 Dispute Resolution. All claims for monetary damages between the Company and Executive with respect to this Agreement shall be resolved by binding arbitration, with all proceedings conducted in Los Angeles, California, administered under the rules and regulations of the American Arbitration Association with the Federal Rules of Evidence applicable in all respects thereto. Neither the Company nor Executive shall be limited to arbitration with respect to claims for equitable relief hereunder.

8.6 Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

8.7 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

8.8 Modification. This Agreement may be modified, amended, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the parties hereto.

8.9 Attorneys’ Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys’ fees, legal expenses and court costs incurred in litigating, arbitrating or otherwise attempting to enforce this Agreement or resolve such dispute. In construing this Agreement, no party hereto shall have any term or provision construed against such party solely by reason of such party having drafted or written such term or provision.

8.10 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

8.11 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

8.12 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

8.13 Notices. Any notice under this Agreement must be in writing and may be: (i) telecopied, (ii) sent by overnight courier, (iii) hand-delivered, or (iv) sent by United States mail, to the party to be notified at the following address:

If to the Company, to:	Endeavor Acquisition Corp.
[Post-merger address]
Attention: Chairman of the Board
Telephone:
Facsimile:

If to the Executive, to:	Dov Charney
[Home address]
[Home phone and facsimile]

8.14 Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement (including but not limited to the obligations set forth in Section 6 hereof) shall, unless otherwise specified, survive the termination or expiration of this Agreement and be binding on Executive and the Company.

IN WITNESS WHEREOF, Company and Executive have executed this Agreement as of the date first above written.

In the presence of:	Endeavor Acquisition Corp.

By:

American Apparel (USA), Inc.

By:

American Apparel (Canada), Inc.

By:

Dov Charney